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                                                                      EXHIBIT 21


                            PAINE WEBBER GROUP INC.
                         SUBSIDIARIES OF THE REGISTRANT


       A list of significant subsidiaries, all of which are consolidated, of Paine Webber Group Inc. (the "Company") as of December 31, 1994 and the state or jurisdiction in which organized follows. In each case, 100% of the voting securities are owned by the Company. Certain subsidiaries have been omitted because, in the aggregate, they do not constitute a significant subsidiary.



                                                                         State or
                                                                     jurisdiction of
               Name                                                    organization
               ----                                                 ----------------
           PaineWebber Incorporated                                     Delaware

           Mitchell Hutchins Asset Management Inc.                      Delaware

           Correspondent Services Corporation (csc)                     Delaware

           PaineWebber International (U.K.) Ltd.                        United Kingdom

           PW Treasury Funding Inc.                                     Delaware